UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 25, 2021

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 25, 2021, Dynavax Technologies Corporation (the “Company”) issued an additional $25.5 million aggregate principal amount of its 2.50% Convertible Senior Notes due 2026 (the “Additional Notes”) to the initial purchasers (the “Initial Purchasers”) named in its purchase agreement, dated May 10, 2021, with Goldman Sachs & Co. LLC, as representative of the initial purchasers named therein. The issuance of the Additional Notes was pursuant to the Initial Purchasers’ partial exercise of its 13-day option to purchase Additional Notes granted in the original offering of $200 million aggregate principal amount of 2.50% Convertible Senior Notes due 2026 (the “Initial Notes” and, together with the Additional Notes, the “Notes”).

The Additional Notes were issued under the Indenture (the “Indenture”) dated May 13, 2021, between the Company and U.S. Bank National Association, as trustee, and have identical terms to the Initial Notes. The Indenture and the Initial Notes are each described in Item 8.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2021 (the “Prior 8-K”), which is incorporated herein by reference.

The net proceeds from the offering of the Additional Notes, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, was approximately $24.9 million. The Company used approximately $3.1 million of the net proceeds from the Additional Notes to enter into additional capped call transactions with one of the Initial Purchasers and other financial institutions, and the Company intends to use the remaining net proceeds from the Additional Notes for general corporate purposes.

The Notes and the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers resold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of the Company’s 2.50% Convertible Senior Note due 2026, which are filed as Exhibit 4.1 and 4.2, respectively, to the Prior 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 3.02 of this Current Report on Form 8-K by reference.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the potential effects of the capped call transactions, the potential dilution to the Company’s common stock, the expected net proceeds from the offering and the use of those net proceeds. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and trends. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s filings with the SEC, including in the sections captioned “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2021. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: May 26, 2021	By:	/s/ Kelly MacDonald
Kelly MacDonald
Senior Vice President, CFO